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                                                                   EXHIBIT 10.1

                                AMENDMENT NO. 1
                         RELIASTAR STOCK OWNERSHIP PLAN
                           FOR NONEMPLOYEE DIRECTORS

Pursuant to authority of the Board of Directors of ReliaStar Financial Corp. at its regularly scheduled meeting on January 8, 1998, Sections 8(a), 8(b) and 8(e) of the ReliaStar Stock Ownership Plan for Nonemployee Directors are amended in their entirety to read as follows:

   8.  STOCK OPTIONS.

      All Stock Options granted to Eligible Directors under the Plan shall be subject to the following terms and conditions:

      a. INITIAL NONDISCRETIONARY GRANTS. An option to purchase 3,500 Shares (as adjusted provided in Section 9(b) hereof) shall be granted to each other Eligible Director immediately following the Annual Meeting at which such Director is first elected or appointed by the Board to be a Director, whichever is applicable; provided that if an Eligible Director who has previously received an Initial Nondiscretionary Grant terminates service as a Director and is subsequently elected or appointed to the Board, such Director shall not be eligible to receive a second Initial Nondiscretionary Grant, but shall be eligible to receive only Annual Nondiscretionary Grants as provided in paragraph
          (b) of this Section 8.

      b. ANNUAL NONDISCRETIONARY GRANTS. An option to purchase 3,500 Shares (as adjusted pursuant to Section 9(b) hereof) shall be granted immediately following each Annual Meeting to each Director who is an Eligible Director at such time and who has received an Initial Nondiscretionary Grant, such grants to begin with the first Annual Meeting following the year in which the Eligible Director receives an Initial Nondiscretionary Grant.

      e. VESTING. Except as otherwise provided in paragraphs (h) and (i) of this Section 8, one-third (1,167 shares) of each Stock Option granted pursuant to this Plan shall vest on, and be exercisable by the Director on or after the one-year anniversary of the Date of Grant, one-third (1,167 shares) of each Stock Option shall vest on and be exercisable on or after the second anniversary of the Date of Grant, and one-third (1,166) of each Stock Option shall vest on and be exercisable on or after the third anniversary of the Date of Grant.

      This amendment shall be effective January 8, 1998.



                                       /s/ John G. Turner
                                       ------------------
                                       John G. Turner
                                       Chairman and Chief Executive Officer